Exhibit 99.1

MEDIA RELEASE

American Campus Communities Provides Interim Update

Increases midpoint of annual FFOM per share guidance; announces final leasing results

Austin, TX, October 14, 2019 - American Campus Communities, Inc. (NYSE: ACC), the nation’s largest owner and manager of high-quality student housing properties, today provided an update to the company’s 2019 outlook, increasing the midpoint of FFOM per share guidance by $0.02, and provided leasing results for the 2019-2020 academic year in conjunction with the company’s participation in the 2019 National Multifamily Housing Council (NMHC) Student Housing Conference. Additionally, the company is providing an update on the anticipated level of capital recycling activity for the remainder of 2019.

2019 Outlook

The company is increasing its 2019 outlook primarily to reflect the completion of the Fall 2019 lease-up, previously released financial results and anticipated results for the remainder of the year. Based upon these and other factors, management anticipates that 2019 FFO will be in the range of $2.61 to $2.63 and FFOM will be in the range of $2.40 to $2.44 per fully diluted share, respectively. This revision increases the FFOM guidance midpoint by $0.02.

A reconciliation of the range provided for projected net income to projected FFO and FFOM for the fiscal year ended December 31, 2019 is included in Exhibit 99.2 and additional details regarding the company’s updated 2019 outlook are included in Exhibit 99.3.

All guidance is based on the current expectations and judgment of the company's management team.

Academic Year 2019-2020 Leasing Results

As of September 30, 2019, the company’s 2020 same store portfolio was 97.4 percent leased, an increase of 40 basis points as compared to 97.0 percent leased as of September 30, 2018, with 1.4 percent rental rate growth over in-place rents. The results represent 1.7 percent opening rental revenue growth. This 1.7 percent rental revenue growth includes 100 percent of the performance of the Austin portfolio, which is owned 55 percent by the company and 45 percent by a joint venture partner. Adjusted to include only the company’s 55 percent share of the Austin portfolio, the effective rental revenue growth which flows through to FFOM is 2.0 percent. Additionally, when excluding the Austin portfolio, the company’s remaining 66 same store markets achieved 2.4 percent opening rental revenue growth, in-line with the midpoint of the financial guidance for those markets.

The company’s new owned properties, which represent 2019 development and presale development properties, were 98.1 percent leased as of September 30, 2019. Additional details regarding the company’s 2019-2020 academic year leasing results are included in Exhibit 99.2.

“We are pleased to increase the midpoint of our fiscal 2019 guidance, driven by better than anticipated operating performance to-date, improved occupancy in the spring and summer months facilitated by advancements in our Next Gen systems and business intelligence initiatives, and outperformance in our 2018 and 2019 development properties,” said Bill Bayless, American Campus Communities CEO. “Overall, the Fall 2019 same store lease-up finished within our expectations. We remain encouraged with the broad industry fundamentals, as 66 of our 67 same store markets, which excludes the Austin market, achieved 2.4 percent opening rental revenue growth in total. We have also generated significant returns in Austin and expect the market to continue to perform well over the long-term as it absorbs new supply.”

Capital Recycling Update

The company has executed a letter of intent for the sale of one asset with anticipated proceeds of $100 million. In addition, the company is in negotiations for the sale of another property with proceeds of approximately $150 million. While these transactions have not been completed, the disposition of these previously acquired assets is expected to represent a low 4 percent economic cap rate.

“The student housing transaction environment remains vibrant with core assets trading in the low 4 percent cap rate range. Executing on the anticipated dispositions at these levels is currently our most attractive source of external capital,” said William Talbot, American Campus Communities CIO. “The continued value and attractiveness of student housing to institutional real estate investors provides us with the opportunity to recycle capital into higher return developments at yields of 6.25 percent and above. This is exemplified by our 2019 new developments in Boston, Auburn and Tucson, which are expected to exceed our targeted yields and generate significant net asset value for our shareholders.”

Non-GAAP Financial Measures

The National Association of Real Estate Investment Trusts ("NAREIT") currently defines Funds from Operations ("FFO") as net income or loss attributable to common shares computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from depreciable operating property sales, impairment charges and real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. We also believe it is meaningful to present a measure we refer to as FFO-Modified, or (“FFOM”), which reflects certain adjustments related to the economic performance of our on-campus participating properties and excludes property acquisition costs and other non-cash items, as we determine in good faith. FFO and FFOM should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of our financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of our liquidity, nor are these measures indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

The company defines property net operating income (“NOI”) as property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses.

About American Campus Communities

American Campus Communities, Inc. is the largest owner, manager and developer of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management and operational management of student housing properties. As of June 30, 2019, American Campus Communities owned 169 student housing properties containing approximately 108,800 beds. Including its owned and third-party managed properties, ACC's total managed portfolio consisted of 203 properties with approximately 133,100 beds. Visit www.americancampus.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities, Inc. (the “Company”) operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2019 operating results, whether as a result of new information, future events, or otherwise.

AT THE COMPANY
Ryan Dennison
Investor Relations
(512) 732-1000